Contact:
Douglas M. Pihl
MathStar, Inc.
Telephone:  (503) 726-5500
Email:  doug.pihl@mathstar.com



               MathStar, Inc. Announces Shareholder Update Meeting

HILLSBORO, Ore., June 18 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq: MATH) announced today that it has scheduled a shareholder update meeting for June 26th, 2008 at 3:30 p.m. Central time at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, MN to report on the status of its business activities, including its consideration of strategic alternatives. The meeting will also be webcast. To listen to the webcast please go to: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=193240&event
ID=1879885. A replay of the call will be made available on the company's website at http://www.mathstar.com.

Forward-Looking Statements

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading "Risk Factors." MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.